Exhibit 99.1

RealD Appoints Minard Hamilton as

Executive Vice-President, Mobile and Consumer

Digital Media Industry Veteran Brings a Strong Background

in Technology Licensing and Business Development to RealD

LOS ANGELES (February 14, 2013) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced the appointment of Minard Hamilton as Executive Vice-President, Mobile and Consumer.  He assumes direct responsibility for commercializing RealD’s visual technologies for consumer electronics applications.  Hamilton brings a wealth of experience in the digital media industry to RealD, with particular expertise in developing new business models, technology licensing, partnerships and business development.

Hamilton joins RealD from Six Degree Games, where he served as Chief Executive Officer for the publisher of online and mobile games in partnership with major sports brands including the NBA, MLB.com, the NFL Players Association and ESPN.

Michael V. Lewis, Chairman and Chief Executive Officer of RealD commented, “Minard has a proven track record for creating new revenue streams through technology licensing and innovative partnerships.  I am confident that he has the right combination of passion, industry experience and sales leadership to guide RealD’s future growth opportunities beyond our core cinema business.”

Previously, Hamilton played a key contributing role in the growth of JAMDAT Mobile, where he served as Executive Vice President, Sales and Marketing with direct responsibility for technology licensing.  Hamilton created new revenue streams by licensing JAMDAT’s mobile gaming technologies to leading telecommunications carriers, Internet portals and handset manufacturers. These strategic partnerships enabled the company to grow from a pre-revenue startup when Hamilton joined the company in 2001 to its eventual sale to Electronic Arts for $684 million in 2006.  By the time of the acquisition, JAMDAT had become the industry’s leading publisher of mobile games.

Earlier in his career, Hamilton served as Senior Vice President, ESPN International and General Manager, ESPN.com International.  His accomplishments at ESPN include launching seven new television networks, supervising the acquisition and scheduling of programming for 15 television networks, and establishing ESPN’s Internet presence overseas by launching ESPN’s first local websites in Latin America, Europe and Asia.

Hamilton earned an MBA from the Anderson School of Management at the University of California, Los Angeles and an A.B. in American History from Princeton University.

In 2005, he was named a Top 50 marketing executive by Advertising Age.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements about RealD’s expectations regarding the changes in its  management team; statements concerning anticipated future financial and operating performance; RealD’s ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; the progress, timing and amount of expenses associated with RealD’s research and development activities; and market and industry trends. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. RealD’s Annual Report on Form 10-K for the twelve months ended March 23, 2012, RealD’s Quarterly Report on Form 10-Q for the third fiscal quarter ended December 31, 2012 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; and Tokyo, Japan.  For more information, please visit our website at www.reald.com.

© 2013 RealD Inc.  All Rights Reserved.

Media Contact:

Rick Heineman

310-385-4020

rheineman@reald.com

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com